Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.

REPORTS RECORD THIRD QUARTER AND YEAR TO DATE RESULTS FROM CONTINUING OPERATIONS AND INCREASES FISCAL 2006 EBITDA GUIDANCE

Dallas, Texas -- July 10, 2006 -- Energy Transfer Partners, L.P. (NYSE:ETP) reports net income for the third quarter ended May 31, 2006 of $111.9 million, as compared to income from continuing operations of $46.5 million for the third quarter ended May 31, 2005. EBITDA, as adjusted for the third quarter of fiscal 2006 was $145.6 million versus the $105.3 million reported for the third quarter of fiscal 2005; an increase of $40.3 million or approximately 38%.

For the nine months ended May 31, 2006, net income was $482.5 million as compared to income from continuing operations of $160.1 million for the nine months ended May 31, 2005. EBITDA, as adjusted for the nine months ended May 31, 2006 was $657.5 million versus $320.3 million for the nine months ended May 31, 2005, an increase of $337.2 million, or approximately 105%.

Net income for the three and nine months ended May 31, 2005 was $189.5 million and $307.7 million, respectively, which includes income from discontinued operations of $143.0 million and $147.6 million, respectively.

Both the three and nine month periods benefited from the results of operations of the Houston Pipeline transportation and storage assets that were purchased at the end of January, 2005, as well as from the increasing volumes and synergies realized from operating our pipeline assets as an integrated system. As a result of these improved operating results, the Partnership is increasing its EBITDA guidance for fiscal 2006 from $710 million to $730 million.

The Partnership has scheduled a conference call for Tuesday, July 11th, at 1:30 P.M. Central Daylight Time, to discuss the fiscal 2006 third quarter results. The dial-in number is 1-800-762-4758, participant code: Energy Transfer Partners.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership's natural gas transportation and storage operations include natural gas gathering and transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. This includes approximately 11,700 miles of pipeline in service, with an additional 550 miles under construction. The Partnership is one of the three largest retail marketers of propane in the United States, serving more than one million customers from approximately 440 customer service locations in 40 states, extending from coast to coast and Alaska.

Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner and over 36.4 million limited partnership units of Energy Transfer Partners, L.P.

The information contained in this press release is available on the Partnership's website at www.energytransfer.com. For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. and subsidiaries

CONDENsed consolidated balance sheets

(in thousands, except unit data)
	May 31, 2006	August 31, 2005
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 26,645	$ 24,914
Marketable securities	4,510	3,452
Accounts receivable, net of allowance for doubtful accounts	494,459	847,028
Accounts receivable from related parties	2,361	4,479
Deposits paid to vendors	85,177	65,034
Inventories	456,518	302,893
Price risk management assets	72,201	138,961
Prepaid expenses and other assets	56,088	71,259
Total current assets	1,197,959	1,458,020

PROPERTY, PLANT AND EQUIPMENT, net	2,903,835	2,440,565
LONG-TERM PRICE RISK MANAGEMENT ASSETS	5,143	41,687
INVESTMENT IN AFFILIATES	36,985	37,353
GOODWILL	325,414	324,019
INTANGIBLES AND OTHER ASSETS, net	122,164	125,262

Total assets	$ 4,591,500	$ 4,426,906

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
Working capital facility	$ -	$ 17,026
Accounts payable	513,206	818,775
Accounts payable to related parties	5	1,073
Customer deposits	13,374	88,038
Price risk management liabilities	33,388	104,772
Accrued distribution payable	100,678	-
Accrued and other current liabilities	181,831	170,131
Accrued interest	27,358	9,647
Income taxes payable	1,221	2,063
Deferred income taxes	4,061	-
Current maturities of long-term debt	39,710	39,349
Total current liabilities	914,832	1,250,874

LONG-TERM DEBT, less current maturities	1,793,256	1,675,705
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	363	30,517
LONG-TERM AFFILIATED PAYABLE	-	2,005
NONCURRENT DEFERRED INCOME TAXES	108,741	111,185
OTHER NONCURRENT LIABILITIES	9,740	13,284
MINORITY INTERESTS	2,051	17,144

COMMITMENTS AND CONTINGENCIES
Total Liabilities	2,828,983	3,100,714

PARTNERS' CAPITAL:
General Partner	41,752	49,384
Common Unitholders (108,155,516 and 106,889,904 units authorized, issued and outstanding at May 31, 2006 and August 31, 2005, respectively)	1,563,281	1,362,125
Class C Unitholders (1,000,000 units authorized, issued and outstanding at May 31, 2006 and August 31, 2005)	3,599	-
Class E Unitholders (8,853,832 units authorized, issued and outstanding at May 31, 2006 and August 31, 2005 -- held by subsidiary and reported as treasury units)	-	-
Class F Unitholders (2,570,150 and 0 units authorized, issued and oustanding at May 31, 2006 and August 31, 2005, respectively)	93,352	-
Accumulated other comprehensive income (loss)	60,533	(85,317)
Total partners' capital	1,762,517	1,326,192

Total liabilities and partners' capital	$ 4,591,500	$ 4,426,906

ENERGY TRANSFER PARTNERS, L.P. and subsidiaries

CONDENSED consolidated STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)
	Three Months Ended May 31,	Three Months Ended May 31,	Nine Months Ended May 31,	Nine Months Ended May 31,
	2006	2005	2006	2005

REVENUES:
Midstream and transportation and storage	$ 1,211,549	$ 1,849,518	$ 5,503,385	$ 3,673,730
Propane and other	208,786	182,231	783,386	662,061
Total revenues	1,420,335	2,031,749	6,286,771	4,335,791

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	1,020,692	1,708,917	4,765,113	3,359,391
Cost of products sold, propane and other	126,675	108,081	481,712	396,687
Operating expenses	102,969	90,372	305,336	224,122
Depreciation and amortization	28,149	25,229	84,076	67,123
Selling, general and administrative	23,732	20,282	79,986	42,919
Total costs and expenses	1,302,217	1,952,881	5,716,223	4,090,242

OPERATING INCOME	118,118	78,868	570,548	245,549

OTHER INCOME (EXPENSE):
Interest expense	(13,674)	(26,407)	(70,609)	(66,762)
Equity in losses of affiliates	(150)	(307)	(318)	(161)
Gain (loss) on disposal of assets	22	(138)	556	(665)
Loss on extinguishment of debt	-	(1,554)	-	(9,550)
Interest income and other, net	9,672	(354)	12,933	14

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	113,988	50,108	513,110	168,425

Income tax expense	1,981	3,182	28,406	7,341

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	112,007	46,926	484,704	161,084

Minority interests	(95)	(422)	(2,199)	(937)

INCOME FROM CONTINUING OPERATIONS	111,912	46,504	482,505	160,147

DISCONTINUED OPERATIONS:
Income from discontinued operations	-	930	-	5,498
Gain on sale of discontinued operations, net of income tax expense	-	142,076	-	142,076
Total income from discontinued operations	-	143,006	-	147,574

NET INCOME	111,912	189,510	482,505	307,721

GENERAL PARTNER'S INTEREST IN NET INCOME	30,109	15,124	78,287	31,669

LIMITED PARTNERS' INTEREST IN NET INCOME	$ 81,803	$ 174,386	$ 404,218	$ 276,052

BASIC NET INCOME PER LIMITED PARTNER UNIT
Limited Partners' income from continuing operations	$ 0.67	$ 0.28	$ 2.79	$ 1.16
Limited Partners' income from discontinued operations	-	0.85	-	1.07
NET INCOME PER LIMITED PARTNER UNIT	$ 0.67	$ 1.13	$ 2.79	$ 2.23

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	110,658,305	102,244,572	108,466,616	95,251,619

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Limited Partners' income from continuing operations	$ 0.67	$ 0.28	$ 2.78	$ 1.16
Limited Partners' income from discontinued operations	-	0.85	-	1.07
NET INCOME PER LIMITED PARTNER UNIT	$ 0.67	$ 1.13	$ 2.78	$ 2.23

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	110,921,227	102,483,138	108,718,490	95,478,563

SUPPLEMENTAL INFORMATION: (unaudited)	For the Three Months Ended May 31,	For the Three Months Ended May 31,	For the Nine Months Ended May 31,	For the Nine Months Ended May 31,
	2006	2005	2006	2005

Net income reconciliation:
Net income	$ 111,912	$ 189,510	$ 482,505	$ 307,721
Gain on sale of discontinued operations, net of income tax expense	-	(142,076)	-	(142,076)
Depreciation and amortization	28,149	25,229	84,076	67,123
Interest expense	13,674	26,407	70,609	66,762
Income tax expense on continuing operations	1,981	3,182	28,406	7,341
Non-cash compensation expense	(451)	402	5,375	1,206
Interest (income) and other, net	(1,972)	623	(5,233)	479
Settlement on Scana Litigation	(7,700)	-	(7,700)	-
Depreciation, amortization, and interest of discontinued operations	-	310 310	-	1,547
Loss on extinguishment of debt	-	1,554	-	9,550
(Gain) loss on disposal of assets	(22)	138	(556)	665
EBITDA, as adjusted (a)	$ 145,571	$ 105,279	$ 657,482	$ 320,318

	For the Three Months Ended May 31,	For the Three Months Ended May 31,	For the Nine Months Ended May 31,	For the Nine Months Ended May 31,
VOLUMES:	2006	2005	2006	2005

Midstream Natural gas MMBtu/d -- sold NGLs Bbls/d -- sold	1,216,424 10,902	1,499,978 13,711	1,423,410 10,224	1,376,179 13,194
Transportation and storage Natural gas MMBtu/d -- sold Natural gas MMBtu/d -- transported	1,303,033 4,797,307	1,546,728 3,487,769	1,572,223 4,500,308	1,660,567 3,214,842
Propane operations (in gallons) Retail propane Wholesale	91,514 19,299	94,025 15,690	346,010 67,143	346,156 59,707

  EBITDA, as adjusted, is defined as the Partnership's earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership's compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets and discontinued operations is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership's ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management's assessment of the operating results of the our business. Adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in our operating results but are not classified in interest, depreciation and amortization. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross margin, operating income, net income, and cash flow from operating activities.